EXHIBIT (a)(1)(L)
SAPPHIRE EXPANSION CORPORATION
a wholly owned subsidiary of
SAP AMERICA, INC.
a wholly owned subsidiary of
SAP AKTIENGESELLSCHAFT SYSTEME, ANWENDUGEN, PRODUKTE IN DER DATENVERARBEITUNG (SAP AG)
has increased its offer to purchase for cash
all outstanding shares of common stock
of
RETEK INC.
to
$11.00 net per share
THE AMENDED OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON FRIDAY, APRIL 1, 2005, UNLESS THE AMENDED OFFER IS EXTENDED.
March 17, 2005
To our clients:
      Enclosed for your consideration are the Supplement dated March 17, 2005 (the “Supplement”) to the Offer to Purchase dated March 4, 2005 (the “Offer to Purchase”) and the related revised (blue) Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Amended Offer”) in connection with the offer by Sapphire Expansion Corporation, a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of SAP America, Inc., a Delaware corporation (“SAP America”), to purchase all outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Retek Inc., a Delaware corporation (“Retek”), at $ 11.00 per Share, net to the seller in cash without interest thereon (the “Amended Offer Price”), upon the terms and subject to the conditions of the Amended Offer.
      WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF THE SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED REVISED (BLUE) LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.
      Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions of the Amended Offer. Your attention is directed to the following:

1. The Amended Offer Price is $ 11.00 per Share, net to the seller in cash without interest thereon.

2. The Amended Offer is being made for all outstanding Shares.

3. The board of directors of Retek has unanimously approved the Amended Offer and the Merger (as defined below) and determined that the terms of the Amended Offer and the Merger are fair to, and in the best interests of, the stockholders of Retek, and unanimously recommends that stockholders of Retek accept the Amended Offer and tender their Shares.

4. The Amended Offer is being made pursuant to the Agreement and Plan of Merger dated as of February 28, 2005, as amended by the Amendment to the Merger Agreement dated as of March 16, 2005 among SAP America, Purchaser and Retek (the “Amended Merger Agreement”) pursuant to which, following the consummation of the Amended Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into Retek (the “Merger”), with Retek surviving the Merger as a wholly owned subsidiary of SAP America. In the Merger, each outstanding Share (other than Shares owned by SAP America, Purchaser or Retek or by Retek stockholders, if any, who are entitled to and who properly exercise appraisal rights under Delaware law) will be converted into the right to receive $11.00, in cash, without interest thereon, as set forth in the Amended Merger Agreement and described in the Supplement.

5. THE AMENDED OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON FRIDAY, APRIL 1, 2005, UNLESS THE AMENDED OFFER IS EXTENDED.

6. The Amended Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the expiration of the Amended Offer a number of Shares of common stock of Retek that represents at least a majority of the total number of outstanding Shares on a fully diluted basis and (2) the receipt of any approval required by the German Federal Cartel Office, either by receipt of a written notification or by expiration of any applicable waiting period, and any other similar and necessary foreign approvals or waiting periods applicable to the purchase of Shares pursuant to the Amended Offer having expired or been terminated. The Amended Offer is also subject to the other conditions set forth in the Supplement. See Sections 1 and 14 of the Supplement.

7. Notwithstanding any other provision of the Amended Offer, payment for Shares tendered and accepted for payment pursuant to the Amended Offer will in all cases be made only after timely receipt by the Depositary of (a) the share certificates evidencing such Shares or a timely confirmation (a “Book-Entry Confirmation”) of the book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, (b) either the original (white) or the revised (blue) Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in connection with a book-entry transfer, in lieu of a Letter of Transmittal, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE AMENDED OFFER PRICE FOR SHARES BE PAID BY PURCHASER, REGARDLESS OF ANY EXTENSION OF THE AMENDED OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

      The Amended Offer is being made only by the Supplement and the related revised Letter of Transmittal and any amendments or supplements thereto, and is being made to all holders of the Shares. The Amended Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction where the making of the Amended Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.
      If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.
      SHARES PREVIOUSLY VALIDLY TENDERED TO US AND NOT WITHDRAWN CONSTITUTE VALID TENDERS FOR PURPOSES OF THE AMENDED OFFER. STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY FURTHER ACTION WITH RESPECT TO SUCH SHARES IN ORDER TO RECEIVE THE AMENDED OFFER PRICE OF $11.00 PER SHARE IF SHARES ARE ACCEPTED FOR PAYMENT BY PURCHASER PURSUANT TO THE AMENDED OFFER.

Instructions with Respect to the Amended Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
RETEK INC.
at
$11.00 net per share
by
SAPPHIRE EXPANSION CORPORATION
a wholly owned subsidiary of
SAP AMERICA, INC.
a wholly owned subsidiary of
SAP AKTIENGESELLSCHAFT SYSTEME, ANWENDUNGEN, PRODUKTE IN DER DATENVERARBEITUNG (SAP AG)
         The undersigned acknowledge(s) receipt of your letter, the enclosed Supplement dated March 17, 2005 to the Offer to Purchase dated March 4, 2005 and the related revised (blue) Letter of Transmittal (the Letter of Transmittal, which together with the Offer to Purchase and the Supplement, as each may be amended or supplemented from time to time, collectively constitute the “Amended Offer”) in connection with the amended offer by Sapphire Expansion Corporation, a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of SAP America, Inc., a Delaware corporation, to purchase all outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Retek Inc., a Delaware corporation.
      This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Amended Offer.
Number of Shares to be tendered*:
__________________________________________________  Shares
SIGN HERE

Signature(s)

Please Type or Print Name(s)

Please Type or Print Address(es)

Taxpayer Identification or Social Security No.
Dated: ______________________________ , 2005

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.